EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following registration statements pertaining to the Harris Corporation Retirement Plan of our report dated June 29, 2010 with respect to the financial statements and supplemental schedule of the Harris Corporation Retirement Plan included in this Transition Report (Form 11-KT) at December 31, 2009 and for the transition period from July 4, 2009 through December 31, 2009.
Form S-8 Nos. 333-75114 and 333-163647 Harris Corporation Retirement Plan
/s/ Ernst & Young LLP
Independent Certified Public Accountants
Boca Raton, Florida
June 29, 2010